Exhibit 99.1

FOR IMMEDIATE RELEASE

MTR GAMING GROUP ANNOUNCES SECOND QUARTER RESULTS

CHESTER, WV — August 9, 2007 — MTR Gaming Group, Inc. (NasdaqGS:MNTG) today announced financial results for the second quarter and six months ended June 30, 2007.  See attached tables (including Reconciliation of Non-GAAP Measures to GAAP).

For the second quarter, MTR’s total net revenues increased 40% to $132.8 million, from $94.9 million in the same period of 2006.  EBITDA grew 44% to $16.0 million, from $11.2 million in the second quarter of 2006.  The Company reported a net loss of $502,000 or $0.02 per diluted share, compared to net income of $472,000 or $0.02 per diluted share in the second quarter of last year.  During the second quarter of 2007, the Company incurred higher net interest expense of $4.7 million associated with increased borrowings for the development of Presque Isle Downs.

Net revenues at The Mountaineer Race Track & Gaming Resort were $68.0 million, compared to $74.0 million in the second quarter of 2006.  The Company attributes the revenue decrease to the impact on Mountaineer’s market from the opening of gaming operations in Pennsylvania. Mountaineer generated EBITDA of $12.1 million, versus $15.5 million in the comparable quarter of 2006.  The property’s profitability was impacted by the decrease in revenues as well as costs incurred to support the local referendum to allow table gaming at Mountaineer ($400,000) and increased marketing and promotions costs ($400,000).

Presque Isle Downs, which opened on February 28, 2007, generated gaming revenues of $43.9 million and EBITDA of $8.5 million during the second quarter.

Binion’s accounted for $15.5 million of net revenues in the second quarter of 2007, versus $15.1 million in the comparable period of 2006.  The property experienced an EBITDA loss of $949,000 in the 2007 quarter that included $660,000 in costs related to an unemployment tax assessment due to revisions to prior year rates provided by the State of Nevada, versus an EBITDA loss of $523,000 in the second quarter of 2006.  The Company’s Speedway Casino in North Las Vegas accounted for net revenues of $2.8 million, versus $3.0 million in the comparable period last year, and an EBITDA contribution of $363,000, compared to $568,000 in last year’s second quarter.  As previously announced, MTR has entered into definitive agreements to sell Binion’s and Speedway for $32,000,000 and $18,175,000 in cash, respectively.  The transactions are subject to customary conditions, completion of due diligence and licensing.  Because the outcome of these matters cannot be determined at this time, the Company has not reflected the operations of Binion’s or Speedway as discontinued operations.

For the first half of 2007, MTR’s total net revenues rose 28% to $239.9 million from $187.9 million in the first six months of 2006.  EBITDA increased 10% to $28.5 million from $25.8 million in the same period last year.  During the first half of 2007, the Company incurred $3.0 million in pre-opening costs associated with Presque Isle Downs, versus $559,000 in the first half of 2006 and increased net interest expense of $7.5 million.  Net income was $57,000 or $0.00 per diluted share compared to $3.8 million or $0.14 per diluted share in the first half of 2006.

Edson R. (Ted) Arneault, President and CEO of MTR Gaming Group, stated, “We continue to be very pleased with attendance levels and operating performance at Presque Isle.  Additionally, the racetrack remains on-track to open in September of this year, which should draw new customers and increase slot play.”

Mr. Arneault continued, “As the second quarter came to a close, the people of Hancock County voted in favor of table games through the local referendum, which allows us to add table games at Mountaineer.  Initially, the tables will be situated within the existing facility, allowing a relatively fast start-up.  We now expect to introduce 37 poker tables at Mountaineer during the fourth quarter of 2007, rather than the third quarter, due to the timing of implementation of state regulations.  In addition, we are moving forward with 50 table games during the fourth quarter of 2007, as planned.   While Mountaineer’s recent revenues and EBITDA have been lower than past quarters, we believe that table games will enhance the property’s competitive position by drawing new customers and driving increased play from our existing customers.”

Mr. Arneault concluded, “We remain focused on enhancing the operations at each of our properties as well as developing the growth opportunities we have created.”

Reconciliation of Non-GAAP Measures to GAAP

EBITDA represents earnings (losses) before interest, income tax expense (benefit), depreciation and amortization, equity in loss of unconsolidated joint venture and gain (loss) on disposal of property.  EBITDAR represents EBITDA as well as ground lease rental payments.  EBITDA and EBITDAR are not measures of performance or liquidity calculated in accordance with generally accepted accounting principles (“GAAP”), are unaudited and should not be considered alternatives to, or more meaningful than, net income or income from operations as indicators of our operating performance, or cash flows from operating activities, as measures of liquidity.  EBITDA and EBITDAR have been presented as supplemental disclosures because they are widely used measures of performance and basis’ for valuation of companies in our industry.  Uses of cash flows that are not reflected in EBITDA include capital expenditures (which are significant given our expansion), interest payments, income taxes, and debt principal repayments, and in EBITDAR, ground lease rental payments.  Moreover, other companies that provide EBITDA and EBITDAR information may calculate EBITDA and EBITDAR differently than we do.  A reconciliation of GAAP net income (loss) to EBITDA and EBITDAR is included in the financial tables accompanying this release.

Conference Call

Management will conduct a conference call focusing on the financial results and recent corporate developments on Thursday, August 9, 2007 at 10:00 a.m. ET.  Interested parties may participate in the call by dialing (706) 679-0882 — please call in 10 minutes before the call is scheduled to begin and ask for the MTR Gaming call (conference ID # 10892243).  The conference call will be webcast live via the Investor Relations section of the Company’s website at www.mtrgaming.com.  To listen to the live webcast please go to the website at least 15 minutes early to register, download and install any necessary audio software.  If you are unable to listen live, the conference call, as well as this press release, will be archived on the Investor Relations section of the Company’s web site.

About MTR Gaming Group

MTR Gaming Group, Inc., through subsidiaries, owns and operates The Mountaineer Race Track & Gaming Resort in Chester, WV; Presque Isle Downs & Casino in Erie, PA; Scioto Downs in Columbus, OH; Binion’s Gambling Hall & Hotel in Las Vegas, NV (under contract for sale); and the Ramada Inn and Speedway Casino in North Las Vegas, NV (under contract for sale).  The Company also owns a 90% interest in Jackson Trotting Association, LLC, which operates Jackson Harness Raceway in Jackson, MI, and a 50% interest in the North Metro Harness Initiative, LLC, which is developing a harness racetrack and card room 30 miles north of downtown Minneapolis.  MTR is included on the Russell 2000® and Russell® 3000 Indexes.  For more information, please visit www.mtrgaming.com.

Except for historical information, this press release contains forward-looking statements concerning, among other things, the construction of a racetrack in Erie, the commencement of table gaming at Mountaineer, and the prospects for improving the results of our operations at Mountaineer and for our various growth initiatives.  Such statements are subject to a number of risks and uncertainties that could cause the statements made to be incorrect and/or for actual results to differ materially. Those risks and uncertainties include but are not limited to disruption (occasioned by weather conditions, work stoppages, availability of materials and other factors) in developing our planned Pennsylvania and Minnesota operations and other facilities we may expand and/or acquire, the success of the table gaming at Moutaineer, our continued suitability to hold and obtain renewals of our gaming and racing licenses, our compliance with environmental laws and potential exposure to environmental liabilities, and other factors described in the Company’s periodic reports filed with the Securities and Exchange Commission.  The Company does not intend to update publicly any forward-looking statements, except as may be required by law. The cautionary advice in this paragraph is permitted by the Private Securities Litigation Reform Act of 1995.

For Additional Information, Please Contact:

MTR Gaming Group, Inc.	Investor Relations Counsel:
www.mtrgaming.com	The Equity Group Inc.
Steven D. Overly, VP, Business and Legal Affairs	www.theequitygroup.com
(304) 387-8558	Loren G. Mortman (212) 836-9604
soverly@mtrgaming.com	LMortman@equityny.com

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MTR GAMING GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2007	2006	2007	2006
Revenues:
Gaming	$114,523	$78,442	$207,344	$157,520
Parimutuel commissions	4,695	4,784	7,454	7,968
Food, beverage and lodging	13,855	11,498	25,775	22,791
Other	2,554	2,584	4,511	4,476
Total revenues	135,627	97,308	245,084	192,755
Less promotional allowances	(2,793)	(2,380)	(5,175)	(4,836)
Net revenues	132,834	94,928	239,909	187,919

Costs of revenues:
Cost of gaming	71,281	46,999	125,623	92,074
Cost of parimutuel commissions	3,506	3,544	6,038	6,292
Cost of food, beverage and lodging	13,190	9,675	23,844	18,923
Cost of other revenue	1,988	2,302	3,840	4,078
Total costs of revenues	89,965	62,520	159,345	121,367

Gross profit	42,869	32,408	80,564	66,552

Operating expenses:
Marketing and promotions	5,089	3,177	8,724	6,154
General and administrative	21,749	17,585	40,557	34,163
Depreciation	8,065	5,924	14,403	11,759
(Gain) loss on disposal of property	(7)	236	60	165
Pre-opening costs	49	559	2,971	559

Total operating expenses	34,945	27,481	66,715	52,800

Operating income	7,924	4,927	13,849	13,752

Other income (expense):
Other income	—	—	1,268	—
Equity in loss of unconsolidated joint venture	(14)	—	(14)	—
Interest income	120	447	304	528
Interest expense	(8,869)	(4,450)	(15,201)	(7,912)

(Loss) income before benefit (provision) for income taxes and minority interest	(839)	924	206	6,368
Benefit (provision) for income taxes	296	(504)	(262)	(2,627)

(Loss) income before minority interest	(543)	420	(56)	3,741
Minority interest	41	52	113	84

Net (loss) income	$(502)	$472	$57	$3,825

Net (loss) income per share:
Basic	$(0.02)	$0.02	$0.00	$0.14
Diluted	$(0.02)	$0.02	$0.00	$0.14

Weighted average number of shares outstanding:
Basic	27,544,955	27,494,705	27,534,297	27,470,982
Diluted	27,892,529	27,758,279	27,894,052	27,744,063

MTR GAMING GROUP, INC.
SELECTED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2007	2006	2007	2006
Net revenues:
Mountaineer	$67,970	$74,015	$134,519	$145,844
Presque Isle Downs	43,904	—	64,963	—
Binion's Gambling Hall	15,503	15,083	30,588	31,607
Las Vegas Speedway	2,781	2,965	5,833	6,065
Scioto Downs	1,444	1,596	2,080	2,402
Jackson Racing	1,223	1,266	1,892	1,995
North Metro	6	—	28	—
Corporate	3	3	6	6
Consolidated	$132,834	$94,928	$239,909	$187,919

EBITDA:
Mountaineer	$12,134	$15,478	$25,831	$32,668
Presque Isle Downs	8,476	(559)	10,832	(559)
Binion's Gambling Hall	(949)	(523)	(1,631)	86
Las Vegas Speedway	363	568	932	1,388
Scioto Downs	(561)	(448)	(1,018)	(795)
Jackson Racing	(136)	(37)	(170)	(45)
North Metro	(51)	(79)	(178)	(131)
Corporate	(3,237)	(3,229)	(6,109)	(6,800)
Consolidated	$16,039	$11,171	$28,489	$25,812

EBITDAR:
Mountaineer	$12,134	$15,478	$25,831	$32,668
Presque Isle Downs	8,476	(559)	10,832	(559)
Binion's Gambling Hall	631	1,162	1,629	3,441
Las Vegas Speedway	363	568	932	1,388
Scioto Downs	(561)	(448)	(1,018)	(795)
Jackson Racing	(115)	(10)	(131)	6
North Metro	(51)	(79)	(178)	(131)
Corporate	(3,237)	(3,229)	(6,109)	(6,800)
Consolidated	$17,640	$12,883	$31,788	$29,218

MTR GAMING GROUP, INC.
SELECTED FINANCIAL INFORMATION (continued)
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND EBITDAR
(dollars in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2007	2006	2007	2006
Mountaineer:
Net income	$2,609	$5,186	$6,837	$11,455
Interest expense, net of interest income	2,058	2,161	4,136	4,315
Provision for income taxes	3,508	3,315	6,569	7,323
Depreciation	3,959	4,848	8,212	9,611
(Gain) loss on disposal of property	—	(32)	77	(36)
EBITDA	12,134	15,478	25,831	32,668
Ground lease rental payments	—	—	—	—
EBITDAR	$12,134	$15,478	$25,831	$32,668

Presque Isle Downs:
Net income (loss)	$2,715	$(341)	$3,191	$(341)
Interest expense	197	—	656	—
Provision (benefit) for income taxes	2,664	(218)	3,113	(218)
Depreciation	2,900	—	3,872	—
EBITDA	8,476	(559)	10,832	(559)
Ground lease rental payments	—	—	—	—
EBITDAR	$8,476	$(559)	$10,832	$(559)

Binion's Gambling Hall:
Net loss	$(834)	$(668)	$(831)	$(587)
Interest income, net of interest expense	(2)	—	(28)	(30)
Benefit for income taxes	(801)	(427)	(799)	(375)
Depreciation	693	572	1,300	1,145
Other income	—	—	(1,268)	—
Gain on disposal of property	(5)	—	(5)	(67)
EBITDA	(949)	(523)	(1,631)	86
Ground lease rental payments	1,580	1,685	3,260	3,355
EBITDAR	$631	$1,162	$1,629	$3,441

Las Vegas Speedway:
Net income	$12	$153	$163	$456
Interest expense	97	102	194	204
Provision for income taxes	47	98	157	292
Depreciation	207	215	418	436
EBITDA	363	568	932	1,388
Ground lease rental payments	—	—	—	—
EBITDAR	$363	$568	$932	$1,388

Scioto Downs:
Net loss	$(364)	$(419)	$(771)	$(781)
Interest expense, net of interest income	32	28	64	64
Benefit for income taxes	(446)	(268)	(741)	(500)
Depreciation	217	211	430	422
EBITDA	(561)	(448)	(1,018)	(795)
Ground lease rental payments	—	—	—	—
EBITDAR	$(561)	$(448)	$(1,018)	$(795)

Jackson Racing:
Net loss	$(69)	$(24)	$(92)	$(31)
Interest expense, net of interest income and minority interest	2	1	3	2
Benefit for income taxes, net of minority interest	(72)	(16)	(89)	(20)
Depreciation, net of minority interest	5	2	10	4
Gain on disposal of property	(2)	—	(2)	—
EBITDA	(136)	(37)	(170)	(45)
Ground lease rental payments	21	27	39	51
EBITDAR	$(115)	$(10)	$(131)	$6

MTR GAMING GROUP, INC.
SELECTED FINANCIAL INFORMATION (continued)
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND EBITDAR (continued)
(dollars in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2007	2006	2007	2006
North Metro:
Net loss	$(45)	$(49)	$(121)	$(81)
Interest expense, net of interest income and minority interest	38	1	42	1
Benefit for income taxes, net of minority interest	(61)	(31)	(116)	(51)
Depreciation, net of minority interest	3	—	3	—
Equity in loss of unconsolidated joint venture	14	—	14	—
EBITDA	(51)	(79)	(178)	(131)
Ground lease rental payments	—	—	—	—
EBITDAR	$(51)	$(79)	$(178)	$(131)

Corporate:
Net loss	$(4,526)	$(3,366)	$(8,319)	$(6,265)
Interest expense, net of interest income	6,289	1,710	9,788	2,827
Benefit for income taxes	(5,079)	(1,916)	(7,724)	(3,770)
Depreciation	79	75	156	140
Loss (gain) on disposal of property	—	268	(10)	268
EBITDA	(3,237)	(3,229)	(6,109)	(6,800)
Ground lease rental payments	—	—	—	—
EBITDAR	$(3,237)	$(3,229)	$(6,109)	$(6,800)

Consolidated:
Net (loss) income	$(502)	$472	$57	$3,825
Interest expense, net of interest income and minority interest	8,711	4,003	14,855	7,383
(Benefit) provision for income taxes, net of minority interest	(240)	537	370	2,681
Depreciation, net of minority interest	8,063	5,923	14,401	11,758
Other income	—	—	(1,268)	—
(Gain) loss on disposal of property	(7)	236	60	165
Equity in loss of unconsolidated joint venture	14	—	14	—
EBITDA	16,039	11,171	28,489	25,812
Ground lease rental payments	1,601	1,712	3,299	3,406
EBITDAR	$17,640	$12,883	$31,788	$29,218

MTR GAMING GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	June 30	December 31
	2007	2006
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$32,147	$21,431
Short-term investments	—	12,657
Restricted cash	700	898
Accounts receivable, net of allowance for doubtful accounts of $141 in 2007 and $129 in 2006	8,726	7,738
Accounts receivable - West Virginia Lottery Commission	3,289	—
Inventories	4,798	3,651
Deferred financing costs	3,145	2,054
Deferred income taxes	1,534	1,020
Other current assets	10,640	4,952
Total current assets	64,979	54,401
Property and equipment, net	405,422	377,926
Goodwill	1,492	1,492
Other intangibles	72,498	22,266
Deferred financing costs, net of current portion	9,535	7,143
Deposits and other	37,569	15,979
Total assets	$591,495	$479,207

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$11,419	$12,815
Accounts payable - gaming taxes and assessments	4,396	1,094
Accrued payroll and payroll taxes	3,855	3,625
Accrued income tax liability	2,441	3,866
Accrued interest	4,997	4,182
Other accrued liabilities	17,744	13,248
Construction project liabilities	12,860	15,418
Current portion of long-term debt and capital lease obligations	12,513	6,133
Total current liabilities	70,225	60,381
Long-term debt and capital lease obligations, net of current portion	378,932	271,969
Deferred leasehold obligation	4,958	5,002
Long-term deferred compensation	10,013	9,684
Deferred income taxes	3,675	3,807
Total liabilities	467,803	350,843
Minority interest	316	5,380
Shareholders' equity:
Common stock	—	—
Paid-in capital	59,727	58,985
Retained earnings	63,696	64,046
Accumulated other comprehensive loss	(47)	(47)
Total shareholders' equity	123,376	122,984
Total liabilities and shareholders' equity	$591,495	$479,207

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